                            FIRST AMENDMENT TO LEASE
                            ------------------------


         This FIRST AMENDMENT TO LEASE (hereinafter called "First Amendment") is made and entered into as of the 18th day of November, 1999 by and between EBS BUILDING, L.L.C., a Delaware limited liability company ("Landlord"), and EDISON BROTHERS STORES, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Landlord and Tenant entered into a certain Standard Office Lease dated September 30, 1998 (the "Lease") for certain premises (as more fully described therein, the "Premises") located in the building known and numbered as 501 North Broadway, St. Louis, Missouri; and

         WHEREAS, on March 9, 1999, Tenant commenced voluntary reorganization proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case No. 99-529 (MFW));

         WHEREAS, in connection with Tenant's assumption of the Lease pursuant to Section 365 of the United States Bankruptcy Code, Tenant desires to surrender certain portions of the Premises and Landlord is willing to accept the vacation and surrender of said space and to terminate the Lease with respect thereto as hereinafter provided;

         WHEREAS, words and phrases having defined meanings in the Lease shall have the same respective meanings when used herein, unless otherwise expressly defined herein; and

         WHEREAS, Landlord and Tenant desire to amend said Lease as hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 1.5 of the Lease is hereby amended in its entirety to read as follows:

         1.5   LEASE COMMENCEMENT DATE:  October 1, 1998
               RENT COMMENCEMENT DATE:   October 1, 1998
               LEASE EXPIRATION DATE:    March 31, 2000, subject to Section 3.1.

         2. Section 1.6 of the Lease is hereby amended in its entirety to read as follows:

     1.6  TERM: One (1) year and six (6) months, subject to Section 3.1.

     3. Section 1.8 of the Lease is hereby amended in its entirety to read as follows:

     1.8 PREMISES: Through and including November 30, 1999, approximately 206,450 rentable square feet in the Building as depicted in Exhibit A of this Lease; Rentable Area shall be 193,442 square feet, which equals the Premises less the mezzanine areas as shown on Exhibit A. Commencing on December 1, 1999 and through and including December 31, 1999, the Premises shall constitute approximately 28,774 rentable square feet in the Building as depicted in Exhibit A-1 of this Lease; Rentable Area shall be 25,187 square feet, which equals the Premises less the mezzanine areas as shown on Exhibit A-1. Commencing on January 1, 2000, the Premises shall constitute approximately 18,587 rentable square feet in the Building as depicted on Exhibit A-2 of this Lease; Rentable Area shall be 15,000 square feet, which equals the Premises less the mezzanine areas as shown on Exhibit A-2.

     4. Section 1.9 of the Lease is hereby amended in its entirety to read as follows:

     1.9 SUITE NUMBER: N/A, FLOOR NUMBERS: Through and including November 30, 1999, Floors Two, Three, Four and Five, part of Floor One, and the mezzanine levels of Floors One and Two. Commencing on December 1, 1999 and through and including December 31, 1999, Floor Two and the mezzanine level of Floor Two. Commencing on January 1, 2000, part of Floor Two (as described in Section 1.8 above) and the mezzanine level of Floor Two.

    5. Section 1.11 of the Lease is hereby deleted in its entirety to read as follows:

   1.11. ANNUAL BASE RENT AND MONTHLY BASE RENT INSTALLMENT: From the Rent Commencement Date through and including November 30, 1999, Annual Base Rent shall be $9.00 per square foot of Rentable Area per year; from December 1, 1999 through March 31, 2000 (and thereafter during any permitted period of month to month tenancy pursuant to Section 3.1 below), Annual Base Rent shall be $17.00 per square foot of Rentable Area per year. Monthly Rent Installments shall be the amount of Annual Base Rent divided by 12.

      6. Section 1.14 of the Lease is hereby amended in its entirety to read as follows:

     1.14 TENANT'S PROPORTIONATE SHARE: Through November 30, 1999, 44.56%; commencing on December 1, 1999 through and including December 31, 1999, 5.80%; and commencing on January 1, 2000 and thereafter, 3.46%.

     7. Section 1.17 of the Lease is hereby amended in its entirety to read as follows:

     1.17 NUMBER OF PARKING SPACES: RESERVED: 68 spaces on Level B-1 of the garage in the Building, as depicted on Exhibit I-1 hereto, subject to adjustment pursuant to Section 23.19 of this Lease. Effective January 1, 2000 the number of spaces on Level B-1 of the garage in the Building is hereby reduced to thirty five (35), as depicted on Exhibit I-2 hereto, subject to adjustment pursuant to Section 23.19 of this Lease. UNRESERVED:
     107 spaces in the garage owned and operated by the Land Clearance for Redevelopment Authority of the City of St. Louis and located on City Block 118 in the City of St. Louis (the "St. Louis Centre Garage"). Effective December 1, 1999, the number of spaces in the St. Louis Centre Garage is hereby reduced to zero.

     8. Section 3.1 of the Lease is hereby amended by adding a new grammatical paragraph at the end thereof to read as follows:

          Unless this Lease shall have earlier terminated as provided herein and unless Landlord shall have delivered to Tenant, on or before March 1, 2000, a written notice of termination in respect of this Lease, and as long as Tenant is not in default hereunder, after notice and opportunity to cure to the extent provided in Article 17, this Lease shall not terminate, but shall instead create a month-to-month tenancy for Tenant with regard to the Premises commencing on April 1, 2000 on the same terms and conditions as herein provided. This Lease may thereafter be terminated by Tenant upon delivery of not less than thirty (30) days prior written notice of such termination, but in any event such period of month to month tenancy pursuant to this paragraph shall not extend beyond June 30, 2000.

     9. Effective January 1, 2000, Section 3.3 of the Lease is hereby amended in its entirety to read as follows:

          3.3 BUILDING PLANNING. If, during the Term, Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the Building planning program, upon notifying Tenant in writing, Landlord shall have the right to move Tenant to other space in the Building which is comparable in size to the then existing Premises, at Landlord's sole cost and expense, and the terms and conditions of this Lease shall remain in full force and effect, save and excepting that a revised Exhibit A shall become part of this Lease and shall reflect the location of the new space and Article 1 of this Lease shall be amended to include all correct data as to the new space. In order to be effective, any such notice delivered by Landlord shall contain the following legend: "This notice constitutes a request for relocation delivered pursuant to Section 3.3 of the Lease between EBS Building, L.L.C. and Edison Brothers Stores, Inc." If the new space does not meet with Tenant's reasonable approval, Tenant shall have the right to cancel this Lease upon giving Landlord thirty (30) days' written notice within ten (10) days after receipt of Landlord's notification.

         10. Article 10 of the Lease is hereby amended by replacing the phrase "(f) during the last six (6) months of the Term to exhibit the Premises to prospective lessees upon reasonable notice to Tenant;" with the phrase "(f) at any time during the remainder of the Term to exhibit the Premises to prospective lessees upon reasonable notice to Tenant;".

         11. Article 15 of the Lease is hereby amended in its entirety to read as follows:


                                   ARTICLE 15
                                  HOLDING OVER


          Except as otherwise provided in Section 3.1, if Tenant without the consent of Landlord retains possession of the Premises or any part thereof after termination of the Term, Tenant shall pay to Landlord Rent at a rate equal to two hundred fifty percent (250%) of the Rent payable for the month immediately preceding the commencement of said holding over computed on a per month basis for each month or part thereof (without reduction for any partial month) that Tenant remains in possession, and in addition thereto, Tenant shall pay Landlord all direct and consequential damages sustained by reason of Tenant's retention of possession. Such retention of possession shall constitute a month to month lease terminable in accordance with law.

          12. Section 23.19 of the Lease is hereby amended in its entirety to read as follows:

          23.19. PARKING SPACES: Tenant shall have the use of the number of reserved parking spaces in the Building parking garage as set forth in
     Article 1 hereof and shown on Exhibit I-1 on a 24 hour basis. Landlord shall mark such spaces as "reserved" but shall have no obligation to monitor the use of such spaces and the location of such spaces may be changed by Landlord from time to time. From and after December 1, 1999, the number of parking spaces made available to Tenant in the garage in the Building through December 31, 1999 may be reduced, at Landlord's option, to thirty five (35) spaces upon one (1) weeks prior written notice from Landlord to Tenant. Landlord and Tenant hereby acknowledge that, following the exercise of such option by Landlord, ten (10) of the parking spaces in the Building garage then to be provided to Tenant are considered "double" parking spaces (by length or by width) and the same shall be counted as two
     (2) parking spaces to Tenant under this Lease. The other fifteen

     (15) spaces in the Building garage are "single" spaces. Landlord's notice shall specify the spaces to be surrendered by Tenant upon exercise of such option.

          Subject to the continued effectiveness of the Parking Lease (as defined below), Tenant shall have the use of the number of unreserved parking spaces in the St. Louis Centre Garage as set forth in Article 1 hereof during Normal Business Hours and upon payment of the Monthly Rent therefor set forth in Article 1 for such space(s), which Monthly Rent may be changed by Landlord upon thirty (30) days advance written notice given to Tenant to a rate not exceeding the lowest published (or otherwise objectively verifiable) monthly rate in the St. Louis Centre Garage, but in any event not lower than the rate for such spaces charged by the LCRA to the Landlord pursuant to the Parking Lease. On November 30, 1999, Tenant shall surrender 107 parking spaces in the St. Louis Centre Garage.

          Unless Landlord shall have previously exercised its option to reduce the number of parking spaces made available to Tenant in the Building garage to thirty five (35) as set forth in the second preceding grammatical paragraph, concurrent with the vacation and surrender of the Vacated Premises by Tenant pursuant to Article 24 hereof Tenant shall surrender thirty three (33) reserved parking spaces on Level B-1 of the garage in the Building. Tenant shall then have the use of ten (10) "double" spaces and fifteen (15) "single" spaces (for a total of thirty five (35) spaces). The number of parking spaces made available to Tenant in the Building garage from and after January 1, 2000 may be reduced, at Landlord's option, to fifteen (15) "single" spaces upon one (1) weeks prior written notice from Landlord to Tenant. The location of parking spaces made available to Tenant from and after January 1, 2000 may be changed by Landlord from time to time by delivery of written notice to Tenant.

         13. Article 24 of the Lease is hereby amended in its entirety to read as follows:

                    VACATION OF PORTION OF SECOND FLOOR SPACE

          On or prior to December 31, 1999, Tenant shall vacate and surrender that portion of the second floor of the Building designated on Exhibit A-2 of this Lease (the "Vacated Premises"). The Vacated Premises shall be vacated and surrendered by Tenant in compliance with the provisions of
     Article 16 of this Lease (and this Lease shall thereafter terminate with respect to such space).

         14. Article 26 of the Lease is amended in its entirety to read as follows:

                    OPTION TO CAUSE EARLY SURRENDER OF SPACE

                  Landlord shall have the right to cause Tenant to vacate and surrender to Landlord (and thereby effect the termination of this Lease as to such vacated and surrendered portion of the Premises) any of Floors One, Three, Four and Five of the Building on November 15, 1999. Thereafter, such Floor(s) shall no longer constitute part of the Premises and Tenant shall have no right to use or occupy such space. Landlord may exercise the foregoing right by giving Tenant seven (7) days prior written notice, which notice shall specify the Floor or Floors to be vacated by Tenant. Concurrent with Tenant's vacation of any such space, Landlord and Tenant shall enter into an amendment to this Lease in form and substance satisfactory to Landlord to reflect the adjustment to the dimensions of the Premises, the corresponding reduction of rental amounts owed by Tenant at the then applicable annual rental rate, and Tenant's Proportionate Share. Any space so vacated and surrendered by Tenant shall be vacated and surrendered in compliance with the provisions of Article 16 of this Lease (and this Lease shall terminate with respect to such space).

         15. Exhibit A to the Lease is hereby deleted and Exhibits A, A-1 and A-2 attached to this Amendment are substituted therefor.

         16. Exhibit I to the Lease is hereby deleted and Exhibits I-1 and I-2 attached to this Amendment are substituted therefor.

         17. Miscellaneous.

         a. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts, taken together, shall constitute but one and the same instrument. Facsimile signatures on any counterpart shall be effective as an original signature, but the parties hereto agree to deliver to the other original signatures within thirty (30) days after the date of this Amendment.

         b. Except as expressly amended and modified hereby, all of the terms and provisions of this Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

         c. This Amendment shall inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this First Amendment to Indenture of Lease as of the day and year first written above.

                              LANDLORD:

                              EBS BUILDING, L.L.C.

                              By: PricewaterhouseCoopers LLP, as Manager

                              By:  /s/ Keith F. Cooper
                              Name:  Keith F. Cooper
                              Title:  Partner

                              Date: November 18, 1999


                              TENANT:

                              EDISON BROTHERS STORES, INC.


                              By: /s/ Alan A. Sachs
                              Name: Alan A. Sachs
                              Title:  Senior Vice President

                              Date:  November 15, 1999